EXECUTION VERSION
CONSENT OF GRANTOR
Dated: January 30, 2019

Reference is made to the First Lien/First Lien Intercreditor Agreement, dated as of May 2, 2016, among Barclays Bank PLC (as successor in interest to Credit Suisse AG, Cayman Islands Branch), as Collateral Agent, Barclays Bank PLC, as Authorized Representative under the Credit Agreement, and Wells Fargo Bank, National Association, as Initial Other Authorized Representative (as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Grantor listed on Annex 1 hereto has read the foregoing Intercreditor Agreement and consents thereto. The Grantor agrees that it will not take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First-Priority Secured Party shall have any liability to the Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. The Grantor confirms that the foregoing Intercreditor Agreement is for the sole benefit of the First-Priority Secured Parties and their respective successors and assigns, and that the Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

The Grantor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent of Grantor shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the Grantor pursuant to this Consent of Grantor shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

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Doc#: US1:12559990v3

Annex I (Supplement No. 6)

Grantor	Jurisdiction of Organization
Advanced Cabling Systems, LLC	Arkansas

A-1

IN WITNESS HEREOF, this Consent of Grantor is hereby executed by the Grantor as of the date first written above.

ADVANCED CABLING SYSTEMS, LLC

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

[Signature Page to Consent of Grantor]